                                                    Exhibit (12)
                                                    Commonwealth Edison Company
                                                    Form 10-Q File No. 1-1839



       Commonwealth Edison Company and Subsidiary Companies Consolidated
       -----------------------------------------------------------------


              Computation of Ratios of Earnings to Fixed Charges
                  and Ratios of Earnings to Fixed Charges and
             Preferred and Preference Stock Dividend Requirements
             ----------------------------------------------------

                            (Thousands of Dollars)


                                                                                      Twelve Months Ended
                                                                                 -----------------------------
Line                                                                             December 31,        June 30,
 No.                                                                                 1995              1996
- ----                                                                             ------------       ----------
 1     Net income before extraordinary item                                      $    737,176       $  778,090
                                                                                 ------------       ----------
 2     Net provisions for income taxes and investment tax credits deferred
 3       charged to-
 4         Operations                                                            $    503,519       $  523,985
 5         Other income                                                                (7,685)         (12,171)
                                                                                 ------------       ----------

 6                                                                               $    495,834       $  511,814
                                                                                 ------------       ----------

 7     Fixed charges-
 8       Interest on debt                                                        $    589,217       $  553,432
 9       Estimated interest component of nuclear fuel and
10         other lease payments, rentals and other interest                            73,003           69,710
11       Amortization of debt discount, premium and expense                            22,738           21,968
12       Preferred securities dividend requirements of subsidiary trust                 4,428           12,908
                                                                                 ------------       ----------

13                                                                               $    689,386       $  658,018
                                                                                 ------------       ----------

14     Preferred and preference stock dividend requirements-
15       Provisions for preferred and preference stock dividends                 $     69,961       $   69,172
16       Taxes on income required to meet provisions for
17         preferred and preference stock dividends                                    45,945           45,500
                                                                                 ------------       ----------

18                                                                               $    115,906       $  114,672
                                                                                 ------------       ----------

19     Fixed charges and preferred and preference stock
20       dividend requirements                                                   $    805,292       $  772,690
                                                                                 ------------       ----------
21     Earned for fixed charges and preferred and preference stock
22       dividend requirements                                                   $  1,922,396       $1,947,922
                                                                                 ------------       ----------

23     Ratios of earnings to fixed charges (line 22 divided by line 13)                  2.79             2.96
                                                                                         ====             ====

24     Ratios of earnings to fixed charges and preferred and preference
25       stock dividend requirements (line 22 divided by line 20)                        2.39             2.52
                                                                                         ====             ====